UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 29, 2008
GOLFSMITH INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52041	16-1634847

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11000 North IH-35, Austin, Texas		78753-3195

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (512) 837-8810
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Certain Officers
On September 29, 2008, the Board of Directors of Golfsmith International Holdings, Inc. (the “Company”) appointed Sue E. Gove as Executive Vice President and Chief Operating Officer. Ms. Gove, age 50, has been an independent consultant since April 2006, serving clients in specialty retail and private equity. She has been a member of the Board of Directors of AutoZone, Inc. since 2005 and also serves on its audit committee and nominating and governance committee. She served in various positions at Zale Corporation for over 20 years, most recently as Executive Vice President and Chief Operating Officer of Zale Corporation from 2002 to March 2006 and a director of Zale Corporation from 2004 to 2006. She was Executive Vice President, Chief Financial Officer of Zale Corporation from 1998 to 2002 and remained in the position of Chief Financial Officer until 2003. Ms. Gove holds a BBA degree in Accounting from the University of Texas at Austin. She also serves on the McCombs School of Business Advisory Council.
Ms. Gove’s employment agreement, entered into on September 29, 2008, extends for three years, with automatic successive one-year extensions unless terminated by either party. As provided in the employment agreement, Ms. Gove will receive (i) a minimum base salary of $400,000 per year; (ii) the potential to earn an annual bonus of up to 75 percent of her then-current base salary based on the Company’s attainment of such financial targets as are established by the Board of Directors of the Company; (iii) the grant of a stock option to purchase 200,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s stock on the date of grant (which is the date of the employment agreement) vesting in five equal annual installments; (iv) payment of or reimbursement for reasonable residential rental and living expenses incurred for Ms. Gove’s temporary residence in the Austin, Texas metropolitan area and reasonable airfare incurred for business purposes and commuting up to once per week between Austin, Texas and her primary residence in Dallas, Texas for up to one year until her relocation to the Austin area; and (v) other benefits, such as participation in the 401(k) retirement savings plan, health and disability insurance, as well as four weeks paid vacation, reimbursement of business expenses and indemnification and liability insurance on the same basis as other officers of the Company. On May 15, 2009, if she continues to be employed by the Company, Ms. Gove’s will receive: (vi) an increase of $50,000 to annual base salary for a total of $450,000 per year; (vii) a $50,000 retention bonus as defined in the agreement; and (viii) a grant of a stock option to purchase 100,000 shares of common stock of the Company at an exercise price of the Company’s stock on that date.
The employment agreement further provides that, if, prior to a “change of control,” the Company’s Board of Directors terminates Ms. Gove’s employment without “cause” or cancels an automatic extension of her employment term, or Ms. Gove resigns for “good reason”, as those terms are defined in the employment agreement, Ms. Gove will be entitled to receive (i) her earned but unpaid base salary and earned but unpaid annual bonus for any completed fiscal year; (ii) her prorated annual bonus for the fiscal year in which her employment is terminated; and (iii) severance payments totaling 50 percent, 100 percent or 200 percent of an amount equal to her then-current base salary, depending on the date of termination, payable in equal installments in accordance with customary payroll procedures during a 6-month, 12-month or 24-month period, respectively, commencing no later than 60 days following the date her employment is terminated, or until she accepts other employment, whichever is sooner. If, on or following the occurrence of a “change of control,” the Company’s Board of Directors terminates Ms. Gove’s employment without “cause” or cancels an automatic extension of her employment term, or Ms. Gove resigns for “good reason”, Ms. Gove will be entitled to receive (i) her earned but unpaid base salary and earned but unpaid annual bonus for any completed fiscal year; (ii) her prorated annual bonus for the fiscal year in which her employment is terminated; and (iii) an amount equal to 200 percent of her then current total annual base salary, payable in equal installments in accordance with customary payroll procedures during a 24-month period, commencing no later than 60 days following the date her employment is terminated, or until she accepts other employment, whichever is sooner. In each such case Ms. Gove is entitled to Company-paid health care continuation coverage premiums for herself and her dependents for up to two years following such termination of employment, depending on the date of termination, or until she accepts other employment, whichever is sooner. If Ms. Gove’s employment is terminated following a “change of control”, the stock option shall become fully exercisable. In the event of death or disability, Ms. Gove (or her beneficiary) will be entitled to receive a prorated annual bonus for the fiscal year in which her employment is terminated and Company-paid health care continuation coverage premiums for Ms. Gove and her dependents for one year following such termination of employment. To receive these severance and post-termination benefits, Ms. Gove or her legal representative is required to execute a general release of claims against the Company and its affiliates.
Ms. Gove’s employment agreement also contains restrictive covenants which generally prohibit Ms. Gove from (i) disclosing the Company’s trade secrets and confidential information; or (ii) during her employment term and for the two-year period following termination of employment (a) soliciting on behalf of a competing business the Company’s customers, (b) soliciting the Company’s employees or (c) engaging in any competing business.
The full text of Ms. Gove’s employment agreement and notice of option grant is attached as Exhibits 10.3 and 10.4.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
September 29, 2008	By:	/s/ R. Scott Wood
		Name:	R. Scott Wood
		Title:	Vice President / General Counsel

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.3	Employment Agreement, dated as of September 29, 2008, between Golfsmith International Holdings, Inc. and Sue E. Gove.

10.4	Notice of Option Grant to Sue E. Gove, dated as of September 29, 2008.

99.1	Press Release, dated September 29, 2008, titled “Golfsmith Names Sue E. Gove Executive Vice President / Chief Operating Officer.”